EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: March 7, 1994


                      SMITH BARNEY SHEARSON TRUST COMPANY



                      By: /s/ Brian T. McGirl
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                         Name:  Brian T. McGirl
                         Title:   President


                      THE TRAVELERS INC.



                      By: /s/ Mary Barnes Jenkins
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                         Name:  Mary Barnes Jenkins
                         Title:   Assistant Secretary